UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10740 Thornmint Road, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023, Modular Medical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (“Newbridge” or the “Underwriter”), with respect to the issuance and sale in a firm commitment underwritten offering (the “Offering”) by the Company of units of its securities for aggregate gross proceeds of $9,400,000. Each unit consists of two shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and one warrant (the “Warrants” and together with the Common Stock, the “Securities”) to purchase one share of Common Stock, at a public offering price of $2.13 per unit. The Warrants will be immediately separable and exercisable, shall have a per share exercise price of $1.22, and will expire five years from the date of issuance.

Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 1,322,534 shares of Common Stock and an additional 661,267 Warrants to cover over-allotments, if any. Newbridge is acting as the sole book-running manager of the Offering. The Underwriter will be entitled to a cash fee of 7.0% of the aggregate gross proceeds of the Offering and the reimbursement of certain out-of-pocket expenses of up to $125,000. In connection with the Offering, the Company agreed to issue to Newbridge warrants to purchase that number of shares of Common Stock equal to an aggregate of 7% of the total shares sold in the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and certain stockholders have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days after the date on which a final prospectus relating to the Offering is filed with the Securities and Exchange Commission (the “SEC”).

The Offering is expected to close on May 18, 2023, subject to customary closing conditions.

The net proceeds to the Company from the Offering, after deducting the Underwriter’s fees and expenses and the Company’s estimated offering expenses, are expected to be approximately $8.3 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital, to fund its operations through the approval of its product by the FDA, to develop its initial sales and marketing infrastructure, to fund additional research and development activities, to develop initial manufacturing and production capabilities and make related capital expenditures.

The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-271413), initially filed by the Company on April 24, 2023, which became effective on May 15, 2023.

The Warrants will be issued pursuant to a warrant agency agreement to be entered into by and between the Company and Colonial Stock Transfer Company, Inc., as warrant agent.

The foregoing descriptions of the terms and conditions of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement, a copy of which is hereto as Exhibit 1.1 and which is incorporated herein by reference.

The legal opinion and consent of Lucosky Brookman LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On May 16, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1#	Underwriting Agreement
4.1	Form of Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 5, 2023)
4.2	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 5, 2023)
5.1	Opinion of Lucosky Brookman LLP
99.1	Press Release dated May 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Schedules and/or exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: May 17, 2023	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer

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